UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009 (April 1st., 2009)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

Mexico City, April 1st, 2009 - Grupo México, S.A.B. de C.V., or GMéxico, announced  that as of March 27, 2009 it became the beneficial owner of 80% of the shares of Common Stock of Southern Copper Corporation, or SCC. GMéxico increased its ownership interest in SCC as a result of SCC's repurchase of shares of Common Stock of SCC pursuant to SCC's existing share repurchase program; and by the purchase of shares of Common Stock of SCC by GMéxico's subsidiary, Americas Mining Corporation, or AMC. Since October 22, 2008, AMC acquired 16.7 million of shares of Common Stock of SCC.

In connection with the share repurchase program, SCC repurchased 33.4 million of shares of Common Stock of SCC. The acquisition of shares of Common Stock will be accretive to the shareholders of SCC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gómez
Name: Armando Ortega Gómez
Title: Vice President, Legal General Counsel, and Secretary

Date:  April 2, 2009

INDEX TO EXHIBITS

Exhibits

8.1	Press release of Grupo México, S.A.B. de C.V. dated as of April 1st, 2009